SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2004

Commission File No. 0-16992

CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

                    Delaware                         43-1440321                                        (State of other jurisdiction of                  (I. R. S. Employer Identification
              Incorporation or Organization)                Number)

5800 Foxridge, Suite 500, Mission, Kansas ,      66202
(Address of Principal Executive Office)      (Zip Code)

       Registrant’s telephone number, including area code:  (913) 831-9977

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ITEM 5. Other Events and FD Disclosure

(c) Exhibits. The following exhibits are filed with this document.
99.1 Press release of Concorde Career Colleges, Inc., issued May 19, 2004, updating 2004 revenue and earnings per share estimates.

ITEM 7. Financial Statements, Proforma Financial Information and Exhibits

On May 19, 2004 Concorde Career Colleges, Inc. (the “Company”) issued a press release updating 2004 revenue and earnings per share estimates. A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCORDE CAREER COLLEGES, INC.

Date: May 19, 2004	By:	/s/ Jack L. Brozman

Title Chief Executive Officer

By:	/s/ Paul R. Gardner

Title Chief Financial Officer

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